Exhibit 10.1

AMENDMENT NO. 1

TO SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of July 2, 2025 by and among Trajan Holdings LLC, a New York limited liability company and Fried LLC, a Puerto Rico limited liability company (collectively the “Purchasers”), and Safety Shot, Inc. (the “Company”). The Company and the Purchasers are also each hereinafter referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Securities Purchase Agreement dated June 13, 2025 whereby the Purchasers purchased a secured convertible note dated January 20, 2025 in the principal Amount of $1,750,000, a convertible note dated January 20, 2025 in the principal amount of $3,500,000 and a warrant dated January 20, 2025 to purchase an aggregate of 5,332,889 shares of Common Stock at an exercise price of $0.4348 per share (the “Warrant”);

WHEREAS, the Parties desire to amend the exercise price of the Warrant from $0.4348 per share to $0.33 per share.

NOW, THEREFORE, for and in consideration of the premises, the mutual agreements and covenants here in contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Amendment. On the date hereof, subject to the full execution of this Amendment and the terms and conditions set forth in this Amendment, the Warrant exercise price shall be reduced from $0.438 per share to $0.33 per share.

2. Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal proceeding arising out of or based upon this Agreement shall be instituted in the federal courts or the courts of the state of New York and each party irrevocably submits to the exclusive jurisdiction of such courts in any such proceeding.

IN WITNESS WHEREOF, each the undersigned hereby (a) executes this Agreement; (b) confirms its agreement with the provisions and covenants herein provided; and (c) agrees to be bound by this Agreement.

COMPANY

SAFETY SHOT, INC.

/s/ Jarrett Boon
By:	Jarrett Boon
Title:	Chief Executive Officer